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                                                                    Exhibit 21.0

                           SUBSIDIARIES OF THE COMPANY

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
NAME                                                LOCATION                            STATE OF INCORPORATION
----                                                --------                            ----------------------
Advanced Communications, Corporation                Columbia, South Carolina            South Carolina

American Telephone Wiring Company                   Charleston, West Virginia, USA      West Virginia

Associated Network Solutions, Inc.                  St. Petersburg, Florida, USA        Florida

ATIMCO Network Services, Inc.                       Pittsburgh, Pennsylvania, USA       Pennsylvania

BBox Holding Company                                Wilmington, Delaware, USA           Delaware

BB Technologies, Inc.                               Wilmington, Delaware, USA           Delaware

Black Box Corporation of Pennsylvania               Lawrence, Pennsylvania, USA         Delaware

Midwest Communications Technologies, Inc.           Columbus, Ohio, USA                 Ohio

Key-Four, Inc.                                      Atlanta, Georgia, USA               Georgia

Wakefield Electronics Group Inc.                    Miami, Florida, USA                 Florida

Alpeco International Foreign Sales Corporation      Bridgetown, Barbados

Alpeco Puerto Rico, Inc.                            San Juan, Puerto Rico

Black Box Catalog Australia Pty. Ltd.               Croydon VIC, Australia

Black Box Canada Corporation                        Ontario, Canada

Black Box Catalog New Zealand Limited               Wellington, New Zealand

Black Box Catalogue, Ltd.                           Reading, England

Black Box Communication SANV                        Zaventum, Belgium

Black Box Datacom, B.V.                             Utrecht, Netherlands

Black Box de Mexico, S.A. de C.V.                   Mexico City, Mexico

Black Box Deutschland GmbH                          Munich, Germany

Black Box do Brazil Industria e Comercio Ltda.      Sao Paulo, Brazil

Black Box France, S.A.                              Rungis, France

Black Box Foreign Sales Corporation                 St. Thomas, U.S.V.I.

Black Box Italia, SpA                               Vimodrone, Italy

Black Box Japan Kabushiki Kaisha                    Tokyo, Japan

Datacom Black Box Services AG                       Altendorf, Switzerland

Datacom Black Box Holding, AG                       Zug, Switzerland

South Hills Datacomm Chile, S.A.                    Santiago, Chile
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